EXHIBIT 5.1
                        [LETTERHEAD OF COUDERT BROTHERS]

November 1, 2000


American River Holdings
1545 River Park Drive, Suite 107
Sacramento, California 95815

         Re:   American River Holdings Registration Statement on Form S-8

Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 dated November 2, 2000, filed by American River Holdings, a California corporation, with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 679,634 shares of American River Holdings Common Stock, no par value per share (the "ARH Shares"), to be issued in connection with the American River Holdings 1995 and 2000 Stock Option Plans, which Plans are described therein and incorporated by reference as exhibits thereto:

         We are of the opinion that the ARH Shares have been duly authorized and when issued in accordance with the Plans, will be legally issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,


/s/ COUDERT BROTHERS


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